UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026
THE DAVEY TREE EXPERT COMPANY
(Exact name of registrant as specified in its charter)

Ohio	000-11917	34-0176110
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)
1500 North Mantua Street
P.O. Box 5193
Kent, OH 44240
(Address of principal executive offices) (Zip Code)
(330) 673-9511
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders
The Company held its Annual Meeting on May 19, 2026. There were 39,591,127 shares represented at the Annual Meeting either in person, online or by proxy, which represented a quorum. Shareholders of the Company voted on three proposals. There were no broker nonvotes on any proposal at the Annual Meeting.
PROPOSAL ONE - ELECTION OF DIRECTORS. Elected the following nominees named in the Proxy Statement to serve as directors for the term expiring on the date of the Company’s 2029 Annual Meeting of Shareholders with the following votes:

	Number of Shares
	For	Withheld
Patrick M. Covey	30,175,248	256,996
Jerome P. Grisko, Jr.	27,364,517	3,067,727
Thomas A. Haught	28,406,536	2,025,708
Additional Directors whose terms in office as Directors continued after the Annual Meeting were Alejandra Evans, Matthew C. Harris, Catherine M. Kilbane, Joseph E. McNeely and Joseph R. Paul.
PROPOSAL TWO - ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. To approve, on an advisory, nonbinding basis, the compensation of the Named Executive Officers, as described in the Proxy Statement.

	Number of Shares
	For	Against	Abstain
Proposal 2	25,221,726	811,090	4,399,428
PROPOSAL THREE - RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. Ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2026 with the following votes:

	Number of Shares
	For	Against	Abstain
Proposal 3	29,313,165	608,549	510,530

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description to Exhibit
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DAVEY TREE EXPERT COMPANY

By:	/s/ Joseph R. Paul
Joseph R. Paul, Executive Vice President, Chief Financial Officer and Assistant Secretary and Director
Date: May 22, 2026